EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
THIRD QUARTER 2026 FINANCIAL RESULTS

Third Quarter Highlights
•Net income of $31.4 million, or $0.86 per diluted share; return on average assets (“ROAA”) of 1.85%; return on average stockholders' equity (“ROAE”) of 16.17%; and return on average tangible common equity (“ROATCE”)(1) of 19.27%
•Adjusted net income(1) of $31.4 million, or $0.86 per diluted share; adjusted ROAA(1) of 1.85%; adjusted ROAE(1) of 16.18%; and adjusted ROATCE(1) of 19.29%
•Asset quality remains strong, with nonperforming assets to total assets of 0.16% and net recoveries to average loans of 0.04%, on an annualized basis
•Net interest margin increased 3 basis points to 4.35%, and net interest margin (tax-equivalent basis)(1) increased 2 basis points to 4.40%
Bloomington, IL, October 26, 2026 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company”, “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $31.4 million, or $0.86 diluted earnings per share, for the third quarter of 2026. This compares to net income of $27.8 million, or $0.76 diluted earnings per share, for the second quarter of 2026, and net income of $19.8 million, or $0.63 diluted earnings per share, for the third quarter of 2025.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “Our third quarter results were very strong with adjusted net income(1) of $31.4 million, or $0.86 per diluted share, an increase of 10.1% over the prior quarter. Profitability also remained strong with adjusted ROAA(1) of 1.85% and adjusted ROATCE(1) of 19.29%. Our net interest margin on a tax equivalent basis(1) was 4.40%, an increase of 2 basis points compared to the second quarter of 2026, as maturing fixed-rate loans repriced higher and securities cash flows were reinvested at higher rates, slightly offset by a higher cost of funds and lower loan accretion income. Noninterest income was above expectations, aided by wealth management, seasonally higher mortgage income, and a nonrecurring $0.4 million excise tax refund. Expenses were well controlled during the quarter, with an efficiency ratio on a tax equivalent basis(1) of 48.24%. Asset quality also remains exceptional, with nonperforming assets to total assets of 0.16%, and net recoveries to average loans of 0.04%, on an annualized basis, during the quarter. Finally, our balance sheet remains strong with all regulatory capital ratios increasing during the quarter, including a common equity tier 1 capital ratio of 12.94% and total capital to risk-weighted assets ratio of 16.48%.
Integration planning for the acquisition of Tri-County Financial Group, Inc. is progressing well, and we anticipate this transaction closing early in the first quarter of 2027, subject to their stockholder approval and regulatory approvals. We have been very impressed with their people and overall organization, and we are looking forward to a successful closing.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, net earnings (losses) on closed or sold operations, losses on extinguishment of debt, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights (“MSR”) fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $31.4 million, or $0.86 adjusted diluted earnings per share, for the third quarter of 2026. This compares to adjusted net income of $28.5 million, or $0.78 adjusted diluted earnings per share, for the second quarter of 2026, and adjusted net income of $20.5 million, or $0.65 adjusted diluted earnings per share, for the third quarter of 2025. See “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Pending Acquisition of Tri-County Financial Group, Inc. and Completed Transaction with CNB Bank Shares, Inc.
On August 10, 2026, HBT Financial and Tri-County Financial Group, Inc. (“TYFG” or “Tri-County”), the holding company for First State Bank (“FSB”), jointly announced the signing of a definitive agreement pursuant to which HBT Financial will acquire TYFG and FSB. The acquisition will increase HBT Financial’s density in its central Illinois and Chicago MSA markets. The transaction is expected to close early in the first quarter of 2027, subject to their stockholder approval and regulatory approvals.
CNB Bank Shares, Inc. (“CNB”) and TYFG acquisition-related expenses during the second and third quarter of 2026 and during the nine months ended September 30, 2026 are summarized below. There were no acquisition-related expenses during the third quarter of 2025 or during the nine months ended September 30, 2025.

	Three Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Salaries	$58	$(44)	$—	$4,017	$—
Occupancy of bank premises	—	13	—	118	—
Furniture and equipment	—	9	—	72	—
Data processing	260	91	—	9,019	—
Marketing and customer relations	—	5	—	74	—
Loan collection and servicing	—	28	—	348	—
Professional fees and other noninterest expense	687	155	—	3,280	—
Total acquisition-related expenses	$1,005	$257	$—	$16,928	$—
Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2026 was $70.3 million, an increase of 1.8% from $69.1 million for the second quarter of 2026. The increase was primarily attributable to higher yields on loans and higher average loan balances. A $0.5 million increase in loan fees and a $0.2 million increase in nonaccrual interest recoveries further contributed to the overall increase. Partially offsetting these increases were an $0.8 million decrease in acquired loan discount accretion, which totaled $1.3 million for the third quarter of 2026, and higher funding costs.
Relative to the third quarter of 2025, net interest income increased 40.7% from $50.0 million. The increase was primarily attributable to higher average interest-earning asset balances following the CNB merger and improved yields on debt securities and loans. Additionally, a $0.4 million increase in acquired loan discount accretion, a $0.4 million increase in loan fees, and a $0.3 million increase in nonaccrual interest recoveries further contributed to the improvement.

HBT Financial, Inc.

Net interest margin for the third quarter of 2026 was 4.35%, compared to 4.32% for the second quarter of 2026, while net interest margin (tax-equivalent basis)(1) for the third quarter of 2026 was 4.40%, compared to 4.38% for the second quarter of 2026. These increases were primarily attributable to improved yields on loans, which increased 5 basis points to 6.43%. These increases were partially offset by higher funding costs, which increased 4 basis points to 1.36%, driven primarily by increases in benchmark interest rates.
Relative to the third quarter of 2025, net interest margin increased 22 basis points from 4.13% and net interest margin (tax-equivalent basis)(1) increased 22 basis points from 4.18%. These increases were primarily attributable to improved yields on debt securities and loans as well as a more favorable interest-earning asset mix, which were partially offset by higher funding costs.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the third quarter of 2026 was $14.2 million, a 20.2% increase from $11.8 million for the second quarter of 2026. The increase was primarily attributable to changes in the MSR fair value adjustment, with a $1.5 million positive MSR fair value adjustment included in the third quarter of 2026 results compared to an $0.8 million negative MSR fair value adjustment included in the second quarter of 2026 results. Additionally, a $0.4 million nonrecurring refund of stock repurchase excise tax as a result of a change in tax regulation included in other noninterest income contributed to the improvement.
Relative to the third quarter of 2025, noninterest income increased 44.6% from $9.8 million. The increase was primarily attributable to changes in the MSR fair value adjustment, with a $1.5 million positive MSR fair value adjustment included in the third quarter of 2026 results compared to a $0.5 million negative MSR fair value adjustment included in the third quarter of 2025 results. Additionally, an $0.8 million increase in wealth management fees, a $0.6 million increase in service charges on deposit accounts, and a $0.5 million increase in card income, all primarily driven by a larger customer base following the CNB merger, contributed to the increase.
Noninterest Expense
Noninterest expense for the third quarter of 2026 was $42.7 million, a 0.5% increase from the second quarter of 2026. Acquisition-related noninterest expenses totaled $1.0 million during the third quarter of 2026, compared to $0.3 million during the second quarter of 2026. Excluding acquisition-related expenses, noninterest expense for the third quarter of 2026 was $41.7 million, a $0.5 million decrease from the second quarter of 2026. The decrease was primarily attributable to a $1.1 million decrease in salaries expense, which was partially offset by a $0.4 million increase in occupancy expense, primarily due to planned building maintenance and upgrades, and a $0.3 million increase in employee benefits expense, driven by higher medical benefits costs.
Relative to the third quarter of 2025, noninterest expense increased 31.2% from $32.5 million. Excluding acquisition-related expenses, the $9.2 million increase in noninterest expense was primarily attributable to higher base costs following the CNB merger, including a $5.8 million increase in salaries and employee benefits expenses, which were also driven higher by annual merit increases and higher medical benefits costs, as well as increases in occupancy, data processing, and marketing expenses.

HBT Financial, Inc.

Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $4.78 billion at September 30, 2026, compared with $4.75 billion at June 30, 2026, and $3.40 billion at September 30, 2025. The $30.3 million increase from June 30, 2026 was primarily due to new fundings and draws on existing loans within the construction and land development category, partially offset by seasonal reductions of $8.8 million on grain elevator lines within the commercial and industrial category, as well as several payoffs due to refinance within the multifamily category.
Deposits
Total deposits were $5.75 billion at September 30, 2026, compared with $5.76 billion at June 30, 2026, and $4.35 billion at September 30, 2025. The $5.6 million decrease from June 30, 2026 was primarily attributable to lower balances maintained in existing retail accounts and seasonally lower public funds balances, which were partially offset by an increase in business account balances. Additionally, $60.0 million of wealth management customer reciprocal deposits were moved on-balance sheet during the third quarter of 2026.
Asset Quality
Nonperforming assets totaled $10.8 million, or 0.16% of total assets, at September 30, 2026, compared with $9.9 million, or 0.15% of total assets, at June 30, 2026, and $8.6 million, or 0.17% of total assets, at September 30, 2025. The majority of the $0.9 million increase in nonperforming assets from June 30, 2026 was attributable to increases in nonaccrual loan balances in the one-to-four family residential category. Additionally, of the $10.1 million of nonperforming loans held as of September 30, 2026, $2.4 million were either wholly or partially guaranteed by the U.S. government.
The Company recorded a negative provision for credit losses of $0.6 million for the third quarter of 2026. The negative provision for credit losses primarily reflects a $1.9 million decrease in required reserves driven by changes within the portfolio, which included net recoveries of $0.5 million; a $0.6 million decrease in required reserves driven by changes in the economic forecast; a $0.1 million decrease in specific reserves; and a $2.0 million increase in required reserves resulting from changes in qualitative factors.
The Company had net recoveries of $0.5 million, or 0.04% of average loans on an annualized basis, for the third quarter of 2026, compared to net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the second quarter of 2026, and net charge-offs of $0.1 million, or 0.02% of average loans on an annualized basis, for the third quarter of 2025.
The Company’s allowance for credit losses was 1.26% of total loans and 599% of nonperforming loans at September 30, 2026, compared with 1.27% of total loans and 666% of nonperforming loans at June 30, 2026. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $6.6 million as of September 30, 2026, compared with $6.6 million as of June 30, 2026.
Capital
As of September 30, 2026, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	September 30, 2026	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.48%	10.50%
Tier 1 capital to risk-weighted assets	13.88	8.50
Common equity tier 1 capital ratio	12.94	7.00
Tier 1 leverage ratio	11.33	4.00
The ratio of tangible common equity to tangible assets(1) decreased to 9.56% as of September 30, 2026, from 9.69% as of June 30, 2026, and tangible book value per share(1) decreased by $0.26 to $17.34 as of September 30, 2026, when compared to June 30, 2026. The decrease in tangible book value per share was

HBT Financial, Inc.

primarily driven by a decrease in accumulated other comprehensive income as a result of higher net unrealized losses on available-for-sale debt securities as market interest rates increased during the quarter.
During the third quarter of 2026, the Company did not repurchase shares of its common stock under its stock repurchase program. The Company is currently subject to a blackout period restricting repurchases of its common stock, which will remain in effect until the conclusion of the TYFG stockholder vote on the proposed merger scheduled for October 29, 2026. The Company’s Board of Directors has authorized the repurchase of up to $30.0 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2027. As of September 30, 2026, the Company had $14.0 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois, eastern Iowa, and suburban St. Louis through 83 full-service branches. As of September 30, 2026, HBT Financial had total assets of $6.7 billion, total loans of $4.8 billion, and total deposits of $5.8 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology and the negative forms of such words. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (1) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures, global energy market conditions, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy); (2) policy changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies, including executive orders; (3) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of

HBT Financial, Inc.

war or other threats thereof (including the Russian invasion of Ukraine, ongoing conflicts in the Middle East, and other international military conflicts that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control), and the response of the local, state and national governments to any such adverse external events; (4) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (6) changes in interest rates, including as a result of the recent increase in the benchmark federal funds rate by the Federal Reserve, and prepayment rates of the Company’s assets; (7) increased competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers, and the inability to attract new customers; (8) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers; (9) emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action, damage our reputation or otherwise materially harm our business or customers; (10) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated, including the acquisition of CNB; (11) the loss of key executives and employees, talent shortages and employee turnover; (12) changes in consumer spending; (13) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (14) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (15) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (16) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (17) the overall health of the local and national real estate market; (18) the ability to maintain an adequate level of allowance for credit losses on loans; (19) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (20) the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; (21) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (22) the level of nonperforming assets on our balance sheet; (23) interruptions involving our information technology and communications systems or those of our third-party servicers; (24) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (25) the effectiveness of the Company’s risk management framework; (26) the possibility that stockholders of TYFG may not approve the merger agreement; (27) the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; (28) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (29) the diversion of management time on transaction-related issues; (30) the ultimate timing, outcome and results of integrating the operations of TYFG into those of HBT; (31) the effects of the merger in HBT’s future financial condition, results of operations, strategy and plans; (32) regulatory approvals of the transaction; and (33) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.
Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
Important Information and Where to Find It
In connection with the proposed Tri-County transaction, HBT Financial has filed and will file materials with the SEC, including a Registration Statement on Form S-4 of HBT Financial that included a proxy statement of Tri-County and a prospectus of HBT Financial. The Registration Statement has been declared effective by the SEC, and on or about September 18, 2026, HBT Financial and Tri-County mailed a definitive proxy statement/prospectus to the stockholders of Tri-County in connection with its special meeting of stockholders to be held on

HBT Financial, Inc.

October 29, 2026. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT Financial and Tri-County may file with the SEC and send to Tri-County’s stockholders in connection with the proposed transaction. TRI-COUNTY’S STOCKHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT FINANCIAL AND TRI-COUNTY WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HBT FINANCIAL, TRI-COUNTY, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.
Investors may obtain free copies of the Registration Statement and the definitive proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT Financial and Tri-County with the SEC (when they become available), through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT Financial are available free of charge from HBT Financial’s website at https://ir.hbtfinancial.com or by contacting HBT Financial’s Investor Relations Department at HBTIR@hbtbank.com. Copies of documents filed with the SEC by Tri-County are not available on Tri-County’s website, but will be provided free of charge upon request. To request such documents, please call (815) 538-2265.
Participants in the Proxy Solicitation
HBT Financial, Tri-County and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Tri-County’s stockholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT Financial is included in its definitive proxy statement for its 2026 annual meeting filed with the SEC on April 8, 2026. Information regarding the executive officers and directors of Tri-County and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, is set forth in the Registration Statement and definitive proxy statement/prospectus filed, and other materials when they are filed, with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.
No Offer or Solicitation
Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025
Interest and dividend income	$90,662	$88,583	$64,336	$251,084	$191,393
Interest expense	20,341	19,527	14,350	55,320	43,041
Net interest income	70,321	69,056	49,986	195,764	148,352
Provision for credit losses	(561)	676	596	(41)	1,698
Net interest income after provision for credit losses	70,882	68,380	49,390	195,805	146,654
Noninterest income	14,237	11,841	9,849	37,022	28,295
Noninterest expense	42,663	42,446	32,508	137,546	96,357
Income before income tax expense	42,456	37,775	26,731	95,281	78,592
Income tax expense	11,064	9,931	6,966	24,845	20,522
Net income	$31,392	$27,844	$19,765	$70,436	$58,070

Earnings per share - diluted	$0.86	$0.76	$0.63	$1.99	$1.84

Adjusted net income (1)	$31,411	$28,535	$20,452	$82,556	$59,508
Adjusted earnings per share - diluted (1)	0.86	0.78	0.65	2.33	1.88

Book value per share	$20.74	$21.03	$19.05
Tangible book value per share (1)	17.34	17.60	16.64

Shares of common stock outstanding	36,365,612	36,365,612	31,455,803
Weighted average shares of common stock outstanding, including all dilutive potential shares	36,489,423	36,466,688	31,587,935	35,430,418	31,628,929

SUMMARY RATIOS
Net interest margin *	4.35%	4.32%	4.13%	4.30%	4.13%
Net interest margin (tax-equivalent basis) * (1)(2)	4.40	4.38	4.18	4.35	4.18

Efficiency ratio	48.73%	50.67%	53.17%	57.46%	53.37%
Efficiency ratio (tax-equivalent basis) (1)(2)	48.24	50.14	52.68	56.88	52.88

Loan to deposit ratio	83.14%	82.54%	78.21%

Return on average assets *	1.85%	1.66%	1.56%	1.47%	1.54%
Return on average stockholders' equity *	16.17	14.73	13.31	12.84	13.57
Return on average tangible common equity * (1)	19.27	17.69	15.28	15.23	15.66

Adjusted return on average assets * (1)	1.85%	1.70%	1.61%	1.73%	1.58%
Adjusted return on average stockholders' equity * (1)	16.18	15.09	13.77	15.05	13.90
Adjusted return on average tangible common equity * (1)	19.29	18.13	15.81	17.85	16.05

CAPITAL
Total capital to risk-weighted assets	16.48%	16.20%	16.77%
Tier 1 capital to risk-weighted assets	13.88	13.59	15.67
Common equity tier 1 capital ratio	12.94	12.64	14.35
Tier 1 leverage ratio	11.33	11.01	12.16
Total stockholders' equity to total assets	11.22	11.37	11.90
Tangible common equity to tangible assets (1)	9.56	9.69	10.56

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	(0.04)%	(0.01)%	0.02%	0.00%	0.06%
Allowance for credit losses to loans, before allowance for credit losses	1.26	1.27	1.23
Nonperforming loans to loans, before allowance for credit losses	0.21	0.19	0.22
Nonperforming assets to total assets	0.16	0.15	0.17
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$75,894	$73,668	$52,818	$208,443	$159,343
Federally tax exempt	1,501	1,539	1,245	4,357	3,628
Debt securities:
Taxable	11,359	11,167	8,320	32,070	22,690
Federally tax exempt	1,045	1,001	459	2,704	1,385
Interest-bearing deposits in bank	735	1,024	1,350	3,035	3,959
Other interest and dividend income	128	184	144	475	388
Total interest and dividend income	90,662	88,583	64,336	251,084	191,393
INTEREST EXPENSE
Deposits	18,122	17,253	12,995	49,484	38,769
Securities sold under agreements to repurchase	—	14	—	30	22
Borrowings	126	170	31	505	170
Subordinated notes	1,233	1,245	387	2,756	1,326
Junior subordinated debentures issued to capital trusts	860	845	937	2,545	2,754
Total interest expense	20,341	19,527	14,350	55,320	43,041
Net interest income	70,321	69,056	49,986	195,764	148,352
PROVISION FOR CREDIT LOSSES	(561)	676	596	(41)	1,698
Net interest income after provision for credit losses	70,882	68,380	49,390	195,805	146,654
NONINTEREST INCOME
Card income	3,247	3,428	2,732	9,426	8,077
Wealth management fees	3,943	3,917	3,122	11,624	8,789
Service charges on deposit accounts	2,680	2,489	2,093	7,329	5,952
Mortgage servicing	1,111	1,143	1,019	3,237	3,051
Mortgage servicing rights fair value adjustment	1,460	(751)	(514)	906	(1,573)
Gains on sale of mortgage loans	550	412	390	1,293	1,101
Realized gains (losses) on sales of securities	(184)	—	(49)	(184)	(49)
Unrealized gains (losses) on equity securities	(71)	191	(67)	8	(36)
Gains (losses) on foreclosed assets	(67)	(129)	148	(156)	175
Gains (losses) on other assets	(62)	(2)	(14)	(274)	(88)
Income on bank owned life insurance	229	206	169	623	500
Other noninterest income	1,401	937	820	3,190	2,396
Total noninterest income	14,237	11,841	9,849	37,022	28,295
NONINTEREST EXPENSE
Salaries	20,988	21,981	16,351	66,030	49,856
Employee benefits	4,493	4,185	3,314	12,598	10,179
Occupancy of bank premises	3,933	3,509	2,826	10,566	7,922
Furniture and equipment	861	931	737	2,400	1,757
Data processing	4,130	3,763	2,791	19,687	8,195
Marketing and customer relations	1,222	1,386	1,035	3,752	3,199
Amortization of intangible assets	1,455	1,455	694	3,797	2,083
Loss on extinguishment of debt	—	—	391	—	391
FDIC insurance	723	677	561	1,988	1,674
Loan collection and servicing	640	555	264	1,891	1,007
Foreclosed assets	43	40	62	143	134
Other noninterest expense	4,175	3,964	3,482	14,694	9,960
Total noninterest expense	42,663	42,446	32,508	137,546	96,357
INCOME BEFORE INCOME TAX EXPENSE	42,456	37,775	26,731	95,281	78,592
INCOME TAX EXPENSE	11,064	9,931	6,966	24,845	20,522
NET INCOME	$31,392	$27,844	$19,765	$70,436	$58,070
EARNINGS PER SHARE - BASIC	$0.86	$0.77	$0.63	$1.99	$1.84
EARNINGS PER SHARE - DILUTED	$0.86	$0.76	$0.63	$1.99	$1.84
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	36,365,612	36,373,749	31,481,135	35,318,125	31,525,247

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
ASSETS
Cash and due from banks	$28,860	$28,634	$21,767
Interest-bearing deposits with banks	97,400	103,616	133,366
Cash and cash equivalents	126,260	132,250	155,133

Interest-bearing time deposits with banks	—	245	—
Debt securities available-for-sale, at fair value	1,065,551	1,085,908	793,730
Debt securities held-to-maturity	417,491	443,042	466,565
Equity securities with readily determinable fair value	3,475	3,546	3,279
Equity securities with no readily determinable fair value	6,671	6,438	2,609
Restricted stock, at cost	6,000	6,000	4,979
Loans held for sale	2,980	3,857	1,432

Loans, before allowance for credit losses	4,782,743	4,752,418	3,400,029
Allowance for credit losses	(60,475)	(60,564)	(41,900)
Loans, net of allowance for credit losses	4,722,268	4,691,854	3,358,129

Bank owned life insurance	38,112	37,883	24,489
Bank premises and equipment, net	91,606	91,418	69,965
Bank premises held for sale	276	337	—
Foreclosed assets	656	766	1,007
Goodwill	81,949	81,949	59,820
Intangible assets, net	41,403	42,858	15,760
Mortgage servicing rights, at fair value	20,799	19,339	17,254
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	39,427	35,082	23,575
Other assets	52,789	43,260	35,687
Total assets	$6,719,327	$6,727,646	$5,035,027

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,303,942	$1,313,650	$1,034,181
Interest-bearing	4,448,490	4,444,336	3,313,006
Total deposits	5,752,432	5,757,986	4,347,187

Federal Home Loan Bank advances	12,210	12,363	7,271
Subordinated notes	84,051	84,026	—
Junior subordinated debentures issued to capital trusts	52,953	52,939	52,894
Other liabilities	63,590	55,599	28,546
Total liabilities	5,965,236	5,962,913	4,435,898

Stockholders' Equity
Common stock	385	385	329
Surplus	447,557	447,030	297,992
Retained earnings	412,781	390,528	354,864
Accumulated other comprehensive income (loss)	(62,949)	(29,527)	(27,119)
Treasury stock at cost	(43,683)	(43,683)	(26,937)
Total stockholders’ equity	754,091	764,733	599,129
Total liabilities and stockholders’ equity	$6,719,327	$6,727,646	$5,035,027

SHARES OF COMMON STOCK OUTSTANDING	36,365,612	36,365,612	31,455,803

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025

LOANS
Commercial and industrial	$509,973	$525,190	$395,859
Commercial real estate - owner occupied	515,800	507,163	312,192
Commercial real estate - non-owner occupied	1,136,065	1,128,594	931,723
Construction and land development	476,352	429,793	269,924
Multi-family	648,969	666,586	514,801
One-to-four family residential	583,266	579,612	443,215
Agricultural and farmland	595,485	593,984	280,309
Municipal, consumer, and other	316,833	321,496	252,006
Total loans	$4,782,743	$4,752,418	$3,400,029

(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025

DEPOSITS
Noninterest-bearing deposits	$1,303,942	$1,313,650	$1,034,181
Interest-bearing deposits:
Interest-bearing demand	1,323,535	1,351,994	1,102,815
Money market	1,071,278	1,012,207	883,327
Savings	829,297	853,993	562,149
Time	1,224,380	1,226,142	764,715
Total interest-bearing deposits	4,448,490	4,444,336	3,313,006
Total deposits	$5,752,432	$5,757,986	$4,347,187

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$4,771,700	$77,395	6.43%	$4,731,275	$75,207	6.38%	$3,379,637	$54,063	6.35%
Debt securities	1,522,439	12,404	3.23	1,517,731	12,168	3.22	1,265,683	8,779	2.75
Deposits with banks	106,879	735	2.73	138,675	1,024	2.96	142,659	1,350	3.75
Other	17,807	128	2.88	17,455	184	4.20	12,540	144	4.51
Total interest-earning assets	6,418,825	$90,662	5.60%	6,405,136	$88,583	5.55%	4,800,519	$64,336	5.32%
Allowance for credit losses	(60,865)			(60,590)			(41,711)
Noninterest-earning assets	381,651			389,370			268,353
Total assets	$6,739,611			$6,733,916			$5,027,161

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,358,462	$2,386	0.70%	$1,359,038	$2,238	0.66%	$1,113,391	$1,676	0.60%
Money market	1,018,285	5,296	2.06	943,871	4,572	1.94	833,812	4,638	2.21
Savings	841,588	1,212	0.57	864,584	1,209	0.56	568,001	399	0.28
Time	1,222,696	9,228	2.99	1,247,241	9,234	2.97	771,360	6,282	3.23
Total interest-bearing deposits	4,441,031	18,122	1.62	4,414,734	17,253	1.57	3,286,564	12,995	1.57
Securities sold under agreements to repurchase	—	—	—	2,492	14	2.34	6	—	—
Borrowings	19,701	126	2.53	24,721	170	2.76	7,256	31	1.68
Subordinated notes	84,038	1,233	5.82	84,013	1,245	5.94	32,714	387	4.69
Junior subordinated debentures issued to capital trusts	52,946	860	6.45	52,930	845	6.40	52,887	937	7.04
Total interest-bearing liabilities	4,597,716	$20,341	1.76%	4,578,890	$19,527	1.71%	3,379,427	$14,350	1.68%
Noninterest-bearing deposits	1,314,588			1,336,123			1,028,608
Noninterest-bearing liabilities	57,071			60,660			30,050
Total liabilities	5,969,375			5,975,673			4,438,085
Stockholders' Equity	770,236			758,243			589,076
Total liabilities and stockholders’ equity	$6,739,611			$6,733,916			$5,027,161

Net interest income/Net interest margin (1)		$70,321	4.35%		$69,056	4.32%		$49,986	4.13%
Tax-equivalent adjustment (2)		869	0.05		851	0.06		552	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$71,190	4.40%		$69,907	4.38%		$50,538	4.18%
Net interest rate spread (4)			3.84%			3.84%			3.64%
Net interest-earning assets (5)	$1,821,109			$1,826,246			$1,421,092
Ratio of interest-earning assets to interest-bearing liabilities	1.40			1.40			1.42
Cost of total deposits			1.25%			1.20%			1.19%
Cost of funds			1.36			1.32			1.29
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Nine Months Ended
	September 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$4,467,683	$212,800	6.37%	$3,419,077	$162,971	6.37%
Debt securities	1,472,552	34,774	3.16	1,229,388	24,075	2.62
Deposits with banks	136,230	3,035	2.98	141,216	3,959	3.75
Other	16,562	475	3.84	12,579	388	4.12
Total interest-earning assets	6,093,027	$251,084	5.51%	4,802,260	$191,393	5.33%
Allowance for credit losses	(56,651)			(41,962)
Noninterest-earning assets	362,291			271,193
Total assets	$6,398,667			$5,031,491

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,314,320	$6,555	0.67%	$1,119,902	$4,698	0.56%
Money market	956,682	14,316	2.00	818,453	13,498	2.20
Savings	793,296	3,125	0.53	568,891	1,143	0.27
Time	1,137,688	25,488	3.00	778,618	19,430	3.34
Total interest-bearing deposits	4,201,986	49,484	1.57	3,285,864	38,769	1.58
Securities sold under agreements to repurchase	1,787	30	2.27	3,361	22	0.89
Borrowings	24,403	505	2.77	9,103	170	2.49
Subordinated notes	62,846	2,756	5.86	37,261	1,326	4.76
Junior subordinated debentures issued to capital trusts	52,931	2,545	6.43	52,871	2,754	6.97
Total interest-bearing liabilities	4,343,953	$55,320	1.70%	3,388,460	$43,041	1.70%
Noninterest-bearing deposits	1,267,702			1,039,564
Noninterest-bearing liabilities	53,632			31,242
Total liabilities	5,665,287			4,459,266
Stockholders' Equity	733,380			572,225
Total liabilities and stockholders’ equity	$6,398,667			5,031,491

Net interest income/Net interest margin (1)		$195,764	4.30%		$148,352	4.13%
Tax-equivalent adjustment (2)		2,369	0.05		1,645	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$198,133	4.35%		$149,997	4.18%
Net interest rate spread (4)			3.81%			3.63%
Net interest-earning assets (5)	$1,749,074			$1,413,800
Ratio of interest-earning assets to interest-bearing liabilities	1.40			1.42
Cost of total deposits			1.21%			1.20%
Cost of funds			1.32			1.30
____________________________________
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025

NONPERFORMING ASSETS
Nonaccrual	$10,098	$9,083	$7,637
Past due 90 days or more, still accruing	—	6	5
Total nonperforming loans	10,098	9,089	7,642
Foreclosed assets	656	766	1,007
Total nonperforming assets	$10,754	$9,855	$8,649

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,350	$2,405	$1,760

Allowance for credit losses	$60,475	$60,564	$41,900
Loans, before allowance for credit losses	4,782,743	4,752,418	3,400,029

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.26%	1.27%	1.23%
Allowance for credit losses to nonaccrual loans	598.88	666.78	548.64
Allowance for credit losses to nonperforming loans	598.88	666.34	548.29
Nonaccrual loans to loans, before allowance for credit losses	0.21	0.19	0.22
Nonperforming loans to loans, before allowance for credit losses	0.21	0.19	0.22
Nonperforming assets to total assets	0.16	0.15	0.17
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.22	0.21	0.25

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$60,564	$60,474	$41,659	$41,690	$42,044
Allowance established in acquisition	—	—	—	19,957	—
Provision for credit losses	(593)	(10)	375	(1,018)	1,466
Charge-offs	(552)	(314)	(723)	(1,867)	(2,640)
Recoveries	1,056	414	589	1,713	1,030
Ending balance	$60,475	$60,564	$41,900	$60,475	$41,900

Net charge-offs (recoveries)	$(504)	$(100)	$134	$154	$1,610
Average loans	4,771,700	4,731,275	3,379,637	4,467,683	3,419,077

Net charge-offs (recoveries) to average loans *	(0.04)%	(0.01)%	0.02%	—%	0.06%
____________________________________
*Annualized measure.

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

PROVISION FOR CREDIT LOSSES
Loans	$(593)	$(10)	$375	$(1,018)	$1,466
Unfunded lending-related commitments	32	686	221	977	232
Total provision for credit losses	$(561)	$676	$596	$(41)	$1,698

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Net income	$31,392	$27,844	$19,765	$70,436	$58,070
Less: adjustments
Acquisition expenses	(1,005)	(257)	—	(16,928)	—
Net earnings (losses) on closed or sold operations	—	47	—	51	—
Loss on extinguishment of debt	—	—	(391)	—	(391)
Gains (losses) on closed branch premises	(61)	—	(7)	(271)	2
Realized gains (losses) on sales of securities	(184)	—	(49)	(184)	(49)
Mortgage servicing rights fair value adjustment	1,460	(751)	(514)	906	(1,573)
Total adjustments	210	(961)	(961)	(16,426)	(2,011)
Tax effect of adjustments (1)	(229)	270	274	4,306	573
Total adjustments after tax effect	(19)	(691)	(687)	(12,120)	(1,438)
Adjusted net income	$31,411	$28,535	$20,452	$82,556	$59,508

Average assets	$6,739,611	$6,733,916	$5,027,161	$6,398,667	$5,031,491

Return on average assets *	1.85%	1.66%	1.56%	1.47%	1.54%
Adjusted return on average assets *	1.85	1.70	1.61	1.73	1.58
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state income tax rate of 9.5%, and excludes non-deductible acquisition expenses.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Numerator:
Net income	$31,392	$27,844	$19,765	$70,436	$58,070

Adjusted net income	$31,411	$28,535	$20,452	$82,556	$59,508

Denominator:
Weighted average common shares outstanding	36,365,612	36,373,749	31,481,135	35,318,125	31,525,247
Dilutive effect of outstanding restricted stock units	123,811	92,939	106,800	112,293	103,682
Weighted average common shares outstanding, including all dilutive potential shares	36,489,423	36,466,688	31,587,935	35,430,418	31,628,929

Earnings per share - basic	$0.86	$0.77	$0.63	$1.99	$1.84
Earnings per share - diluted	$0.86	$0.76	$0.63	$1.99	$1.84

Adjusted earnings per share - basic	$0.86	$0.78	$0.65	$2.34	$1.89
Adjusted earnings per share - diluted	$0.86	$0.78	$0.65	$2.33	$1.88

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Net interest income	$70,321	$69,056	$49,986	$195,764	$148,352
Noninterest income	14,237	11,841	9,849	37,022	28,295
Noninterest expense	(42,663)	(42,446)	(32,508)	(137,546)	(96,357)
Pre-provision net revenue	41,895	38,451	27,327	95,240	80,290
Less: adjustments
Acquisition expenses	(1,005)	(257)	—	(16,928)	—
Net earnings (losses) on closed or sold operations	—	47	—	51	—
Loss on extinguishment of debt	—	—	(391)	—	(391)
Gains (losses) on closed branch premises	(61)	—	(7)	(271)	2
Realized gains (losses) on sales of securities	(184)	—	(49)	(184)	(49)
Mortgage servicing rights fair value adjustment	1,460	(751)	(514)	906	(1,573)
Total adjustments	210	(961)	(961)	(16,426)	(2,011)
Adjusted pre-provision net revenue	$41,685	$39,412	$28,288	$111,666	$82,301

Pre-provision net revenue	$41,895	$38,451	$27,327	$95,240	$80,290
Less: net charge-offs (recoveries)	(504)	(100)	134	154	1,610
Pre-provision net revenue less net charge-offs (recoveries)	$42,399	$38,551	$27,193	$95,086	$78,680

Adjusted pre-provision net revenue	$41,685	$39,412	$28,288	$111,666	$82,301
Less: net charge-offs (recoveries)	(504)	(100)	134	154	1,610
Adjusted pre-provision net revenue less net charge-offs (recoveries)	$42,189	$39,512	$28,154	$111,512	$80,691
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Net interest income (tax-equivalent basis)
Net interest income	$70,321	$69,056	$49,986	$195,764	$148,352
Tax-equivalent adjustment (1)	869	851	552	2,369	1,645
Net interest income (tax-equivalent basis) (1)	$71,190	$69,907	$50,538	$198,133	$149,997

Net interest margin (tax-equivalent basis)
Net interest margin *	4.35%	4.32%	4.13%	4.30%	4.13%
Tax-equivalent adjustment * (1)	0.05	0.06	0.05	0.05	0.05
Net interest margin (tax-equivalent basis) * (1)	4.40%	4.38%	4.18%	4.35%	4.18%

Average interest-earning assets	$6,418,825	$6,405,136	$4,800,519	$6,093,027	$4,802,260
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Total noninterest expense	$42,663	$42,446	$32,508	$137,546	$96,357
Less: amortization of intangible assets	1,455	1,455	694	3,797	2,083
Noninterest expense excluding amortization of intangible assets	41,208	40,991	31,814	133,749	94,274
Less: adjustments to noninterest expense
Acquisition expenses	1,005	257	—	16,928	—
Expenses from closed or sold operations	—	124	—	273	—
Loss on extinguishment of debt	—	—	391	—	391
Total adjustments to noninterest expense	1,005	381	391	17,201	391
Adjusted noninterest expense	$40,203	$40,610	$31,423	$116,548	$93,883

Net interest income	$70,321	$69,056	$49,986	$195,764	$148,352
Total noninterest income	14,237	11,841	9,849	37,022	28,295
Operating revenue	84,558	80,897	59,835	232,786	176,647
Tax-equivalent adjustment (1)	869	851	552	2,369	1,645
Operating revenue (tax-equivalent basis) (1)	85,427	81,748	60,387	235,155	178,292
Less: adjustments to noninterest income
Revenue from closed or sold operations	—	171	—	324	—
Gains (losses) on closed branch premises	(61)	—	(7)	(271)	2
Realized gains (losses) on sales of securities	(184)	—	(49)	(184)	(49)
Mortgage servicing rights fair value adjustment	1,460	(751)	(514)	906	(1,573)
Total adjustments to noninterest income	1,215	(580)	(570)	775	(1,620)
Adjusted operating revenue (tax-equivalent basis) (1)	$84,212	$82,328	$60,957	$234,380	$179,912

Efficiency ratio	48.73%	50.67%	53.17%	57.46%	53.37%
Efficiency ratio (tax-equivalent basis) (1)	48.24	50.14	52.68	56.88	52.88
Adjusted efficiency ratio (tax-equivalent basis) (1)	47.74	49.33	51.55	49.73	52.18
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(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025

Tangible Common Equity
Total stockholders' equity	$754,091	$764,733	$599,129
Less: Goodwill	81,949	81,949	59,820
Less: Intangible assets	41,403	42,858	15,760
Tangible common equity	$630,739	$639,926	$523,549

Tangible Assets
Total assets	$6,719,327	$6,727,646	$5,035,027
Less: Goodwill	81,949	81,949	59,820
Less: Intangible assets	41,403	42,858	15,760
Tangible assets	$6,595,975	$6,602,839	$4,959,447

Total stockholders' equity to total assets	11.22%	11.37%	11.90%
Tangible common equity to tangible assets	9.56	9.69	10.56

Shares of common stock outstanding	36,365,612	36,365,612	31,455,803

Book value per share	$20.74	$21.03	$19.05
Tangible book value per share	17.34	17.60	16.64
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	2026	2025

Average Tangible Common Equity
Total stockholders' equity	$770,236	$758,243	$589,076	$733,380	$572,225
Less: Goodwill	81,949	83,487	59,820	77,855	59,820
Less: Intangible assets	42,109	43,604	16,095	37,094	16,781
Average tangible common equity	$646,178	$631,152	$513,161	$618,431	$495,624

Net income	$31,392	$27,844	$19,765	$70,436	$58,070
Adjusted net income	31,411	28,535	20,452	82,556	59,508

Return on average stockholders' equity *	16.17%	14.73%	13.31%	12.84%	13.57%
Return on average tangible common equity *	19.27	17.69	15.28	15.23	15.66

Adjusted return on average stockholders' equity *	16.18%	15.09%	13.77%	15.05%	13.90%
Adjusted return on average tangible common equity *	19.29	18.13	15.81	17.85	16.05
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*Annualized measure.